SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                      DECEMBER 16, 2003 (DECEMBER 15, 2003)



                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



          OKLAHOMA                      1-13726                  73-1395733
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
    of incorporation)                                       Identification No.)


6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA                  73118
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     (Address of principal executive offices)                     (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS


Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on December 15, 2003. The following was included in the Press Release:

                     CHESAPEAKE ENERGY CORPORATION ANNOUNCES
                         EARLY RESULTS OF EXCHANGE OFFER

OKLAHOMA CITY, DECEMBER 15, 2003 - Chesapeake Energy Corporation (NYSE:CHK) announced today that pursuant to its previously announced exchange offer (the "Offer") for its 8.125% Senior Notes due April 1, 2011 (the "Notes") (CUSIP # 165167AS6), it has received valid tenders of approximately $377.1 million aggregate principal amount of Notes as of the early participation date.

Approximately $125.2 million aggregate principal amount of Notes have been tendered in exchange for new 7.75% Senior Notes due 2015 and approximately
$251.8 million aggregate principal amount of Notes have been tendered in exchange for new 6.875% Senior Notes due 2016.

Holders who validly tendered their Notes by 5:00 p.m., New York City time, on December 12, 2003, the early participation date, will receive, in addition to new notes, $10.00 in cash per $1,000 principal amount of Notes validly tendered and accepted for exchange. Notes tendered pursuant to the Offer may no longer be withdrawn.

The Offer will remain open until 12:00 midnight, New York City time, on December 29, 2003, unless extended. Payment for all Notes validly tendered and accepted for payment is expected to be made on December 31, 2003.

The terms of the Offer are described in the Company's Offer to Exchange dated December 1, 2003, copies of which may be obtained from D.F. King & Co., Inc., the information agent for the Offer, at (800) 431-9633 (U.S. toll-free) and
(212) 269-5550 (collect).

Banc of America Securities LLC, Deutsche Bank Securities and Lehman Brothers are the joint lead dealer managers in connection with the Offer. Questions regarding the Offer may be directed to Banc of America Securities LLC, High Yield Special Products, at 888-292-0070 (US toll-free) and 704-388-4813 (collect), Deutsche Bank Securities, High Yield Capital Markets, 212-250-7466 (collect) or Lehman Brothers, 800-438-3242 (U.S. toll-free) and 212-528-7581 (collect).


This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT NATURAL GAS PRODUCERS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT REGION OF THE UNITED STATES.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CHESAPEAKE ENERGY CORPORATION


                                         BY: /S/ AUBREY K. MCCLENDON
                                             ----------------------------------
                                                 AUBREY K. MCCLENDON
                                              Chairman of the Board and
                                              Chief Executive Officer

Dated:        December 16, 2003

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